As filed with the Securities and Exchange Commission on March 31, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATRICURE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	34-1940305
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification Number)

6217 Centre Park Drive

West Chester, OH 45069

(513) 755-4100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2005 EQUITY INCENTIVE PLAN

(Full title of the Plan)

David J. Drachman

President and Chief Executive Officer

AtriCure, Inc.

6217 Centre Park Drive

West Chester, OH 45069

(513) 755-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

F. Mark Reuter, Esq.

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

(513) 579-6469

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	509,067(2)	$10.920(3)	$5,559,012(3)	$645.40

(1)

Includes such additional shares as may become issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

This Registration Statement registers an additional 509,067 shares issuable under our 2005 Equity Incentive Plan (the “Plan”). We have previously registered 4,150,285 shares issuable under the Plan (Registration Statement Nos. 333-130983, 333-152014, 333-157972 and 333-165781).

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on The Nasdaq Global Market on March 24, 2011.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 509,067 shares of the Registrant’s Common Stock, par value $0.001 per share, which are securities of the same class and relate to the same employee benefit plan, the AtriCure, Inc. 2005 Equity Incentive Plan (the “Plan”), as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Commission on January 12, 2006 (Registration No. 333-130983), June 30, 2008 (Registration No. 333-152014), March 16, 2009 (Registration No. 333-157972), and March 30, 2010 (Registration No. 333-165781), each of which is hereby incorporated by reference. After giving effect to shares registered under this Registration Statement, the Registrant has registered 4,659,352 shares under the Plan.

Item 8.	Exhibits.

Exhibit No.	Description of Documents

5.1	Opinion of Keating Muething & Klekamp PLL

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Keating Muething & Klekamp PLL (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in West Chester, Ohio, as of the 31 day of March, 2011.

ATRICURE, INC.

By:	/s/ Julie A. Piton
Julie A. Piton
Vice President, Finance and Administration and
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David J. Drachman and Julie A. Piton, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David J. Drachman	President, Chief Executive Officer and Director	March 31, 2011
David J. Drachman	(Principal Executive Officer)

/s/ Julie A. Piton	Vice President, Finance and Administration	March 31, 2011
Julie A. Piton	and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Richard M. Johnston	Chairman of the Board of Directors	March 31, 2011
Richard M. Johnston

/s/ Mark A. Collar	Director	March 31, 2011
Mark A. Collar

/s/ Donald C. Harrison	Director	March 31, 2011
Donald C. Harrison

/s/ Michael D. Hooven	Director	March 31, 2011
Michael D. Hooven

/s/ Elizabeth D. Krell	Director	March 31, 2011
Elizabeth D. Krell

/s/ Mark R. Lanning	Director	March 31, 2011
Mark R. Lanning

/s/ Karen P. Robards	Director	March 31, 2011
Karen P. Robards